EXHIBIT 10.2


                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is effective as of January 3, 2008 ("Effective Date"), by and between National Coal Corp., a Florida corporation, and its Subsidiaries whose address is 8915 George Williams Road, Knoxville, Tennessee 37923 (collectively the "Company"), and T. Michael Love, whose address is 4310 NW 97th Avenue, Sunrise, Florida 33351 (the "Consultant"), in reference to the following:

                              PRELIMINARY STATEMENT

         A. The Company is in the business of mining coal principally in Eastern Tennessee, Southern Kentucky, and Alabama.

         B. Consultant previously has been employed by the Company, as Chief Financial Officer, and is voluntarily terminating that employment prior to the Effective Date. The Company desires to continue to utilize the services of Consultant, and Consultant desires to continue to provide services to the Company as an independent contractor, on the terms set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

                                    AGREEMENT

         1. TERM. The Company retains the Consultant and the Consultant accepts this appointment with the Company for an initial period beginning on the Effective Date and terminating on March 31, 2008 (the "Term"), unless terminated earlier, as provided in below Sections 3.1 and 5, or continued thereafter, as provided in below Sections 3.1 and 3.2. The Consultant accepts the appointment with the Company to provide Services after March 31, 2008 on an "as need, as requested" basis.

         2. DUTIES OF CONSULTANT, AS AN INDEPENDENT CONTRACTOR.

                  2.1 During the initial Term, the Consultant shall perform, solely as requested from time to time by the President & CEO or the Chief Financial Officer of the Company, accounting services and assistance with the filing with the SEC of the 2007 10-K for the Company and/or its Subsidiaries (the "Services"). The Consultant agrees, to the extent requested, to perform all Services requested of the Consultant during the Term. The Consultant will determine, in his sole discretion, the method, details and means of performing the Services. The Consultant may, as the Consultant's determines and with the approval of the CEO or CFO,, use employees or other subcontractors to assist the Consultant with the performance of the Services.

                  2.2 The Consultant shall provide the Services hereunder as an Independent Contractor. The Consultant agrees and acknowledges that he is not an employee of the Company and is not entitled to or have any rights to the benefits provided by the Company to its employees.


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         3. COMPENSATION.

                  3.1 The Company will pay to the Consultant as full compensation for the Services the amount of $11,458.34 on each of January 15 and 31, February 15 and 29, and March 15 and 31, 2008; provided, however, if the Consultant shall obtain fulltime employment, he shall provide notice thereof to the Company within three (3) days of the earlier of (i) the date employment is offered and accepted or (ii) the actual date of employment, and thereafter the Consultant shall provide the Services to the Company on an hourly basis and be compensated pursuant to the provisions of below section 3.2.

                  3.2 If the Company determines that it requires the Services of the Consultant subsequent to March 31, 2008, the Company will pay the Consultant at a rate of One Hundred Dollars ($150.00) per hour as compensation for Service provided by the Consultant. All invoices shall be payable within ten (10) days of presentment.

         4. NONDISCLOSURE.

                  4.1 ACCESS TO CONFIDENTIAL INFORMATION. The Consultant agrees that during the Term the Consultant will have access to and become acquainted with confidential proprietary information ("Confidential Information") which is owned by the Company and is regularly used in the operation of the Company's business. The Consultant agrees that the term "Confidential Information" as used in this Agreement is to be broadly interpreted and includes (i) information that has, or could have, commercial value for the business in which the Company is engaged, or in which the Company may engage at a later time, and (ii) information that, if disclosed without authorization, could be detrimental to the economic interests of the Company. The Consultant agrees that the term "Confidential Information" includes, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how," negative "know-how," trade secrets, customer and supplier identities, characteristics and terms of agreement, details of customer or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisitions plans, science or technical information, ideas, discoveries, designs, computer programs (including source codes), financial forecasts, unpublished financial information, budgets, processes, procedures, formulae, improvements or other proprietary or intellectual property of the Company, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The Consultant acknowledges that all Confidential Information, whether prepared by the Consultant or otherwise acquired by the Consultant in any other way, will remain the exclusive property of the Company.

                  4.2 NO UNFAIR USE BY CONSULTANT. The Consultant promises and agrees that the Consultant (which shall include his employees and contractors) will not misuse, misappropriate, or disclose in any way to any person or entity any of the Company's Confidential Information, either directly or indirectly, nor will the Consultant use the Confidential Information in any way or at any time except as required in the course of the Consultant's business relationship with the Company.


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         5. TERMINATION.

                  5.1 TERMINATION ON DEFAULT. Should either party default in the performance of this Agreement or materially breach any of its provisions, the non-breaching party may terminate this Agreement by giving written notification to the breaching party. Termination shall be effective immediately on receipt of said notice. For purposes of this section, material breaches of this Agreement shall include, but not be limited to, (i) the failure by the Company to pay the compensation set forth in Section 3 above; (ii) the Consultant's commission of acts of material fraud or material misrepresentation; and
         (iii) the failure by the Consultant to conform in all material respects to all laws and regulations governing the Consultant's duties under this Agreement.

                  5.2 AUTOMATIC TERMINATION. This Agreement terminates automatically on the occurrence of any of the following events: (i) the bankruptcy or insolvency of the Company; or (ii) the death or disability of the Consultant.

                  5.3 RETURN OF COMPANY PROPERTY. Upon the termination or expiration of this Agreement, the Consultant will immediately transfer to the Company all files (including, but not limited to, electronic files), records, documents, drawings, specifications, equipment and similar items in its possession relating to the business of the Company or its Confidential Information (including the work product of the Consultant created pursuant to this Agreement).

         6. REPRESENTATIONS AND WARRANTIES.

                  6.1 COMPANY REPRESENTATIONS. The Company hereby represents and warrants to the Consultant as follows:

                           (a) the  Company  is a  corporation  duly  organized,
                  validly existing and in good standing under the laws of the States of Florida and Tennessee; and the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions set forth in herein;

                           (b) the execution and delivery by the Company of this
                  Agreement, and the consummation by the Company of the transactions set forth herein, have been duly authorized by all necessary corporate action on the part of the Company;

                           (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

                           (d) the execution  and delivery of this  Agreement by
                  the Company and the consummation by the Company of the transactions set forth herein do not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.


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                  6.2  CONSULTANT   REPRESENTATIONS.   The   Consultant   hereby
         represents and warrants to the Company as follows:

                           (a)  this   Agreement  has  been  duly  executed  and
                  delivered by the Consultant and constitutes a valid and binding obligation of the Consultant enforceable against the Consultant in accordance with its terms;

                           (b) the Consultant has the qualifications and ability
                  to perform the Services in a professional manner, without the advice, control, or supervision of the Company; and

                           (c) the execution  and delivery of this  Agreement by
                  the Consultant and the consummation by the Consultant of the transactions set forth herein do not conflict with, or result in a breach or violation of, any law or regulation of any governmental authority applicable to the Consultant or any material agreement to which the Consultant is a party.

         7. BUSINESS EXPENSES. The Company will reimburse the Consultant for all reasonable, pre-approved (by the Chief Financial Officer) business expenses incurred by the Consultant in connection with the provision of Services under this Agreement.

         8. NOTICES. Unless otherwise specifically provided in this Agreement, all notices or other communications (collectively and severally called "Notices") required or permitted to be given under this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), or
(C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt). Notices shall be addressed to the address set forth in the introductory section of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other party.

         9. INDEMNIFICATION Company, acknowledging that Consultant has previously served as an executive officer of the Company, agrees that it will
(a) indemnify and hold Consultant harmless for any claims, demands, damages, liabilities, losses, costs and expenses (including attorneys' and paralegal fees and court costs) incurred or suffered by Consultant in connection with Consultant's service to the Company or its affiliates to the fullest extent (including advancement of expenses) permitted by Florida or Tennessee corporate law (as applicable) for the indemnification of officers and directors of a Florida or Tennessee corporation and (b) will include Consultant as a covered party under Company's directors' and officers' liability insurance policy and employment practices liability insurance policy, provided such policies permit such extended coverage, until the applicable statutes of limitations have expired.


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         10. CHOICE OF LAW AND VENUE. This Agreement shall be governed according to the laws of the state of Tennessee. Venue for any legal or equitable action between the Company and the Consultant which relates to this Agreement shall be in Knox County, Tennessee.

         11. ENTIRE AGREEMENT. This Agreement and the Separation Agreement of even date supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services to be rendered by the Consultant to the Company and contains all of the covenants and agreements between the parties with respect to the services to be rendered by the Consultant to the Company in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

         12. COUNTERPARTS. This Agreement may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimile document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears thereon.

         13. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

         14. NO ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES BY CONSULTANT; COMPANY'S RIGHT TO ASSIGN. The Consultant's duties, rights and benefits under this Agreement are personal to it and therefore no such duty, right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer.


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WHEREFORE,  the parties have executed this Consulting Agreement on this the 28th day of November, 2007.

                                  "CONSULTANT"


                                  /S/ T. Michael Love
                                  -----------------------------------
                                  T. Michael Love


                                  "COMPANY"



                                  By:  /s/ Daniel A. Roling
                                       ------------------------------
                                  Name:    Daniel A. Roling
                                  Title:   President & CEO


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